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                                                                    Exhibit 99.2

PROXY                             Go2Net, Inc.                             PROXY
                           Pier 70, 2801 Alaskan Way
                               Seattle, WA 98121

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Russell C. Horowitz and Michael J. Riccio, Jr., as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.01 par value, of Go2Net, Inc. (the "Company") held of record by the undersigned on [August 28], 2000, at the Special Meeting of Stockholders of the Company (the "Meeting") to be held on [September 29], 2000, and at any continuations or adjournments thereof.

  This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal 1 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

1. Proposal to approve the merger of Giants Acquisition Corp., a wholly owned Subsidiary of InfoSpace, Inc., with and into Go2Net, Inc. and to approve and adopt the reorganization agreement with InfoSpace relating to the proposed merger, in which InfoSpace will issue 1.82 shares of common stock for each share of outstanding Go2Net common stock.

 FOR   [_]               AGAINST   [_]              ABSTAIN   [_]

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                SEE REVERSE SIDE

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  In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

                                          This Proxy must be signed exactly as
                                          your name appears hereon. If more
                                          than one name appears, all persons
                                          so designated should sign.
                                          Attorneys, executors,
                                          administrators, trustees and
                                          guardians should indicate their
                                          capacities. If the signer is a
                                          corporation, please print full
                                          corporate name and indicate capacity
                                          of duly authorized officer executing
                                          on behalf of the corporation. If the
                                          signer is a partnership, please
                                          print full partnership name and
                                          indicate capacity of duly authorized
                                          person executing on behalf of the
                                          partnership.

                                          Date __________________________, 2000

                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Signature

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.